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                                                                    EXHIBIT 4.5

ANNEX A TO NOTE                      FOR THE PURCHASE OF _______________ SHARES


 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        AS AMENDED, OR THE LAWS OF ANY STATE AND IS NOT TRANSFERRABLE.


                  STOCK PURCHASE WARRANT TO PURCHASE SHARES OF
               COMMON STOCK OF THE MERIDIAN RESOURCE CORPORATION


           This certifies that, for value received, _________________________ (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time during the Exercise Period (as hereinafter defined), to purchase up to ______________ shares (subject to adjustment pursuant to Section 9 below) of common stock, $.01 par value ("Common Stock"), of The Meridian Resource Corporation, a Texas corporation (the "Company") (the shares of Common Stock issuable upon exercise of this Warrant, as adjusted under Section 9, being referred to herein as the "Warrant Shares"). This is one of the Warrants issued pursuant to the terms and conditions of the Notes dated June 18, 1999 (the "Notes") pursuant to that certain Note Purchase Agreement dated June 18, 1999 among the Company and Kayne Anderson Energy Fund, L.P. (the "Note Purchase Agreement").

           1.        FORM OF ELECTION.

                     The form of election to purchase shares of Common Stock (the "Form of Election") shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

           2.        EXERCISE PERIOD; EXERCISE OF WARRANT.

                     2.1 Exercise Period. Subject to the terms of this Warrant, the Holder shall have the right, which may be exercised at any time or from time to time during the Exercise Period, to purchase from the Company the number of fully paid and nonassessable Warrant Shares this Warrant at the time represents the right to purchase, and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares purchasable on such exercise, a new warrant evidencing the remaining Warrant Shares that may be purchased shall be promptly signed, issued and delivered by the Company to the Holder pursuant to the provisions of this Section 2. The term "Exercise Period" shall mean the period commencing on the date hereof (the date of issuance of this Warrant) and ending on June 21, 2001.

                     2.2 Exercise of Warrant. This Warrant may be exercised upon surrender to the Company at its principal office (as designated in Section 12) of this Warrant, together with the Form of Election duly completed and signed, stating therein the election of such holder to exercise the Warrant in the manner provided in the Form of Election; (ii) payment in full of the Warrant Price (as hereinafter defined) (A) in cash or by certified bank check for all Warrant Shares purchased hereunder, or (B) through a "cashes" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); the holder shall exchange each Warrant subject to a Cashes Exercise for that number of Warrant Shares


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           determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price (as hereinafter defined) and
           (y) the Warrant Price for each such Warrant, and the denominator of which shall be the Market Price; the Form of Election shall set forth the calculation upon which the Cashes Exercise is based. The Warrant shall be deemed to be exercised on the date of receipt by the Company of the Form of Election, accompanied by payment for the Warrant Shares and surrender of the Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Market Price shall mean the last reported closing price for the Common Stock as reported on the New York Stock Exchange (or other principal exchange or national quotation system if not traded on the New York Stock Exchange) prior to the Exercise Date.

                     Subject to Section 6 hereof, upon the surrender of this Warrant and payment of the Warrant Price as set forth above, the Company shall issue and cause to be delivered to the Holder or, upon the written order of the Holder, to and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant (together with the duly completed and signed Form of Election) and payment of the Warrant Price, as aforesaid.

           3.        WARRANT PRICE.

                     The price per share at which each of the Warrant Shares shall be purchasable upon exercise of this Warrant initially shall be $__________ (the Conversion Price (as defined in the Notes) existing on the date hereof), which price shall be subject to adjustment pursuant to Section 9 hereof (such prices as so adjusted are referred to herein as the "Warrant Price").

           4.        EXCHANGE OF WARRANT.

                     This Warrant may be exchanged at the option of the Holder when surrendered at the principal office of the Company for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares as this Warrant then entitles the Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant for exchange. Thereupon, the Company shall promptly sign and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

           5.        NO REGISTRATION OF WARRANT.

                     This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Holder represents and agrees that this Warrant has been, and, upon exercise hereof, any Warrant Shares will be, acquired for investment and not with a view to distribution or resale. The Holder further acknowledges and agrees that this Warrant may not be transferred, and the Warrant Shares, upon exercise of this Warrant, may not be transferred, without an effective registration statement therefor under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not required thereunder. Unless registered, any Warrant Shares shall bear the following legend:


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           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
           UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAWS, OR AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY (WHICH OPINION AND COUNSEL RENDERING SAME SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

           6.        PAYMENT OF TAXES.

                     The Company will pay when due and payable any and all U.S. federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of this Warrant or of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to (i) pay any transfer tax that may be payable in respect of any transfer involved in the issuance or delivery of certificates for Warrant Shares in the name other than that of the Holder or (ii) issue or deliver any certificates for Warrant Shares upon the exercise of this Warrant until such tax shall have been paid (any such tax being payable by the Holder at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

           7.        MUTILATED OR MISSING WARRANT.

                     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall execute, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, satisfactory to the Company. The Holder requesting such a substitute warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

           8. RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANT BY THE
COMPANY.

                     8.1 Reservation of Warrant Shares. The Company shall at all times reserve for issuance from its authorized and unissued shares of Common Stock the number of shares of Common Stock needed for issuance upon the exercise of this Warrant. The Company covenants that all shares of Common Stock issuable as herein provided shall, when so issued, be duly and validly issued, fully paid and nonassessable.

                     8.2 Purchase of Warrant by the Company. The Company shall not be prohibited, except as limited by applicable law, any other agreement or herein, from offering to purchase, purchasing or otherwise acquiring this Warrant from any holder thereof at such times, in such manner and for such consideration as the Company and such holder may agree to.

                     8.3 Cancellation of Purchased or Acquired Warrant. In the event the Company shall purchase or otherwise acquire this Warrant, the same shall thereupon be canceled and retired.



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           9.        ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES.

                     The Warrant Price shall be subject to adjustment from time to time as follows:

                     9.1       Certain Adjustments.

                               (a) In case the Company shall (1) pay a dividend to all holders of its Common Stock or make a distribution on its Common Stock to all holders of its Common Stock, which is paid or made (A) in other shares of stock of the Company or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency,
           (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Warrant Price in effect immediately prior thereto and the securities issuable shall be adjusted retroactively as provided below so that the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock of the Company and other shares and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event. In the event of the redemption of any shares or rights referred to clause (1), such Holder shall have the right to receive, in lieu of any such shares or rights, any cash, property or securities paid in respect of such redemption; provided, however, that if the value of such cash, property or securities is less than $.10 per share of Common Stock, such holder shall not be entitled to such cash, property or securities. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                               (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Warrant Price by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Warrant Price shall be readjusted to the Warrant Price that would have been in effect had the denominator and the numerator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (b), the


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           number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                               (c) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding regular quarterly cash dividends in a per share amount (appropriately adjusted for stock splits and stock dividends) not in excess of 200% of the amount most recently paid ("Regular Cash Dividends")), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the Warrant Price shall be adjusted retroactively so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the numerator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the deter mination of shareholders entitled to receive such distribution.

                               (d) If (i) the Company shall ever, in connection with a merger, consolidation, share exchange, or acquisition of a business or properties or similar transaction, or in a private placement of securities, sell or issue or commit to sell or issue 1,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more shares of Common Stock or options, warrants or other securities exchangeable or convertible into Common Stock (other than securities issued pursuant to employee benefit plans and similar arrangements or pursuant to contractual and other arrangements existing on the date of issuance of this Warrant) that, at the time of issuance, sale or commitment and assuming full conversion, exchange or exercise thereof, represent 1,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more shares of Common Stock and (ii) at or prior to the meeting of the Company's Board of Directors approving any such transaction the Company's Board of Directors shall not have received an opinion letter from an investment banking firm of national recognition to the effect that the contemplated transaction is fair, from a financial point of view, to the Company, then, and in each such case, the Warrant Price then in effect shall be adjusted by dividing the Warrant Price in effect on the day immediately prior to the date (the "Date") of approval by the Board of Directors of the issuance or sale by a fraction (x) the numerator of which shall be the sum of all of the outstanding shares of Common Stock on such date plus the number of additional shares of Common Stock to be issued or issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and
           (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the date plus the number of shares of Common Stock plus the number of shares of Common Stock that an investment banking firm of national recognition or "Big 5" public accounting firm determines in good faith would need to be issued (or into which such convertible or exchangeable securities initially should convert or be exchange for or for which such options, warrants or other rights initially should be exercised) in order for the transaction in question to be fair to the Company from a financial point of view. If any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section (d) shall have expired or terminated


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           without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Warrant Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion rice as shall be in effect at this time.

                               (e) For the purpose of any computation under subparagraphs (b) and (c) or Section 9, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing with the 45th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith. "Trading day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

                               (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that the Company may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph
           (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                               (g) Whenever the Warrant Price is adjusted as provided in any provision of this Section 9, the Company shall compute the adjusted Warrant Price in accordance with this Section 9 and shall prepare a certificate signed by the principal financial officer of the Company setting forth the adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be mailed to the Holder of this Warrant.

                               (h) If at any time, as a result of any
           adjustment made pursuant to this Section 9, the Holder of this Warrant, upon exercise, shall become entitled to receive any shares of the Company other than shares of Common Stock or to receive any other securities, the number of such other shares


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           or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this
           Section 9 with respect to the Common Stock.

                     9.2 Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of this Warrant shall have the right thereafter, upon exercise of this Warrant, to receive only the amount of securities, cash and other prop erty receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company that the Holder of this Warrant would have been entitled to receive upon exercise immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such Holder of this Warrant(i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company, to which such sale or transfer was made or a party to such share exchange, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Company, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of in Company or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9.2. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                     9.3 Reservation of Shares; Transfer Taxes; Etc. (a) The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the exercise of this Warrant. The Company shall from time to time, in accordance with the laws of the State of Texas, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the exercise of this Warrant.



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                               (b) If any shares of Common Stock required to be
           reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, as soon as practicable following exercise of this Warrant, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

                               (c) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that of the Holder of this Warrant, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

                               (d) Before taking any action which would cause an adjustment reducing the Warrant Price to less than the then par value of the Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Warrant Price as so adjusted.

                     9.4       Prior Notice of Certain Events.  In case:

                     (i) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) Regular Cash Dividends or
           (2) declare or authorize a redemption or repurchase of in excess of 20% of the then-outstanding shares of Common Stock; or

                     (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph
           9.1(a)(i)(1)(B) of this Section 9); or

                     (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be mailed to the Holder of this Warrant at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled


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           to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                     9.5 Other Changes in Warrant Price. The Company from time to time may reduce the Warrant Price by any amount for any period of time. Whenever the Warrant Price is so reduced, the Company shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least 10 days before the date the reduced Warrant Price takes effect, and such notice shall state the reduced Warrant Price and the period it will be in effect. The Company may make such reductions in the Warrant Price, in addition to those required or allowed by this Section 9, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

           10.       FRACTIONAL INTERESTS.

                     The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant and the number of Warrant Shares issuable upon such exercise shall be rounded down to the nearest whole share.

           11.       NO RIGHTS AS SHAREHOLDERS; NOTICES TO HOLDER.

                     Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time during the Exercise Period:

                               (a) the Company shall declare any dividend
                     payable in any securities upon shares of Common Stock or make any distribution (other than a cash dividend or a dividend payable in additional shares of Common Stock) to the holders of shares of Common Stock;

                               (b) the Company shall offer to the holders of
                     shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe to shares of Common Stock or securities convertible or exchangeable into shares of Common Stock; or

                               (c) a dissolution, liquidation or winding up of
                     the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of such events, the Company shall give notice in writing of such event to the Holder as provided in Section 12 hereof at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

           12.       NOTICES.

           All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid:

                               (i) if to the Holder at:

                                          -----------------------------
                                          -----------------------------
                                          -----------------------------

                               (ii) if to the Company at:

                                          The Meridian Resource Corporation
                                          Attn: President

                                          -----------------------------
                                          -----------------------------

or to such other address or addresses as the Holder or the Company may designate from time to time for itself by a notice pursuant hereto.

           13.       SUCCESSORS.

                     No party hereto may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, the Holder may assign this Warrant in whole or in part to one or more affiliates, upon prior written notice to the Company.

           14.       APPLICABLE LAW.

                     This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

           15.       BENEFITS OF WARRANT.

                     Nothing in this Warrant shall give or be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

           16.       CAPTIONS.

                     The captions of the sections of this Warrant have been inserted for convenience only and shall have no substantive effect.

                     SIGNATURES BEGIN ON THE FOLLOWING PAGE

           IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the ___ day of ___, 19___.

                                             THE MERIDIAN RESOURCE CORPORATION


                                             By:
                                                 -----------------------------
                                             Name:
                                                   ---------------------------
                                             Title:
                                                   ---------------------------

                                                                  EXHIBIT A

                                FORM OF ELECTION

                          To be Executed by the Holder
                              to Exercise Warrant

                       The Meridian Resource Corporation

           The undersigned hereby exercises the right to purchase shares of common stock covered by this Warrant according to the conditions thereof and herewith makes payment in full of the Warrant Price of such shares. If payment of the Warrant Price shall be by Cashes Exercise. A calculation upon which the Cashes Exercise is based is attached to this Form of Election.


                                         [INDIVIDUAL]


                                         Signature
                                                   ----------------------------
                                               Name:
                                                    ---------------------------

                                         Address
                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------


Dated: ____________, ____.


                                         [CORPORATION OR PARTNERSHIP OR TRUST]

                                             ----------------------------------
                                                     (Name of Entity)


                                               By:
                                                    ---------------------------

                                               Name:
                                                    ---------------------------
                                               Title:
                                                    ---------------------------

                                         Address
                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------



Dated: ____________, ____.